                                                                 Exhibit 23.1

                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59740) pertaining to the Amended and Restated 1986 Stock Option Plan, 1991 Stock Option Plan and Stock Option Plan for Directors of Peer Review Analysis, Inc., and in the Registration Statement (Form S-8 No. 333-00354) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-4144) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-15261) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-16961) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-52923) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, Core Management, Inc. Employee Stock Option Plan and other Stock Options, of our report dated March 26, 1999, to the consolidated financial statements and schedule of CORE, INC. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                   /s/ ERNST & YOUNG LLP


Orange County, California
March 26, 1999